                                                                 EXHIBIT (a)(10)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

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                                  GIVE THE
FOR THIS TYPE OF ACCOUNT:         SOCIAL SECURITY
                                  NUMBER OF--
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1. An individual's account        The individual

2. Two or more individuals        The actual owner of the
   (joint account)                account or, if combined
                                  funds, the first individual on
                                  the account(1)

3. Husband and wife (joint        The actual owner of the
   account)                       account or, if joint funds,
                                  the first individual on the
                                  account(1)

4. Custodian account of a         The minor(2)
   minor (Uniform Gift to
   Minors Act)

5. Adult and minor (joint         The adult, or if the minor is
   account)                       the only contributor, the
                                  minor(1)

6. Account in the name            The ward, minor or
   of guardian or committee for   incompetent person(3)
   a designated ward, minor
   or incompetent person

7. a. A revocable savings         The grantor-trustee(1)
      trust account (in which
      grantor is also trustee)

   b. Any "trust" account         The actual owner(4)
      that is not a legal or
      valid trust under State law

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                                  GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:         IDENTIFICATION
                                  NUMBER OF--
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 8. Sole proprietorship account    The owner(4)

 9. A valid trust, estate or       The legal entity (Do not
    pension trust                  furnish the identifying
                                   number of the personal
                                   representative or trustee
                                   unless the legal entity
                                   itself is not designated in
                                   the account title.)(5)

10. Corporate account              The corporation

11. Religious, charitable or       The organization
    educational organization
    account

12. Partnership account held in    The partnership
    the name of the business

13. Association, club or other     The organization
    tax-exempt organization

14. A broker or registered         The broker or nominee
    nominee

15. Account with the               The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a State or
    local governmental school
    district or prison) that
    receives agricultural
    program payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on all payments include the following:

  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S.
    or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An entity registered at all times during the tax year under the
    Investment Company Act of 1940.
  . A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441.
  . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals.
NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.